Exhibit 99.1

American Apparel, Inc. Announces Proposed Private Debt Offering

LOS ANGELES -- (BUSINESS WIRE) -- American Apparel, Inc. (the “Company”) (NYSE MKT: APP) announced today that it currently intends, subject to market and other conditions, to offer senior secured notes (the “Notes”) in a private offering. The Notes, if offered, will be offered only to “qualified institutional buyers” in the United States in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons pursuant to Regulation S under the Securities Act.  The Company intends to use the net proceeds of any such offering of the Notes to repay certain indebtedness and for general corporate purposes. The Company may at any time elect to no longer pursue a possible Notes offering.

The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Cautionary Statement about Forward-Looking Statements

This press release contains forward-looking statements regarding a proposed private offering.  Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others, whether or not the Company will ultimately commence or consummate the offering of the Notes, the timing of any such offering and if any such offering is consummated, the terms of the Notes and the uses of proceeds of the offering.  All forward-looking statements are qualified in their entirety by this cautionary statement and speak only as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts:

American Apparel, Inc.
John J. Luttrell
Chief Financial Officer
213-488-0226

or

ICR, Inc.
John Rouleau
Managing Director
203-682-8342
John.Rouleau@icrinc.com